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                                                                    EXHIBIT 10.1

                                                                  EXECUTION COPY


                              EMPLOYMENT AGREEMENT


               This EMPLOYMENT AGREEMENT by and among Sears, Roebuck and Co., a New York corporation ("Sears"), Kmart Holding Corporation, a Delaware corporation ("Kmart") and Alan J. Lacy (the "Executive") is dated as of the 16th day of November, 2004 (the "Agreement").

               Sears and Kmart have determined that it is in the best interests of Sears and Kmart and their respective shareholders to assure that Sears will have the continued dedication of the Executive pending the Sears Merger and the Kmart Merger (each pursuant to and as defined in the Agreement and Plan of Merger dated as of November 16, 2004 (the "Merger Agreement") by and between Kmart and Sears (the "Merger Agreement")) and that Sears, Kmart and Sears Holdings Corporation (the "Company") will have the dedication of the Executive following consummation of the Sears Merger and the Kmart Merger. Therefore, in order to accomplish these objectives, the Executive, Sears and Kmart desire to enter into this Agreement.

               NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

               1. Effective Date. The "Effective Date" shall mean the date on which the "Effective Time" (as defined in the Merger Agreement) of the Merger occurs. In the event that the Effective Time shall not occur, this Agreement shall be null and void ab initio and of no further force and effect.

               2. Employment Period. The Company hereby agrees to employ the Executive, and the Executive hereby agrees to serve the Company, subject to the terms and conditions of this Agreement, for the period commencing on the Effective Date and ending on the fifth anniversary thereof (the "Employment Period").

               3. Terms of Employment. (a) Position and Duties. (i) During the Employment Period, the Executive shall serve as the Vice Chairman and Chief Executive Officer of the Company and a member of the Office of the Chairman with such duties and responsibilities as are customarily assigned to such positions. It is understood that the President of the Company shall report directly to the Office of the Chairman. The Executive shall report directly and exclusively to the Board of Directors of the Company (the "Board"). The Executive shall be appointed to the Board and shall serve on the Board during the Employment Period, subject to election by the shareholders of the Company, without additional consideration.

                    (ii) During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote substantially all of his business attention and time to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive's reasonable best efforts to perform faithfully and efficiently such responsibilities. During the Employment Period, it shall not be a violation of this Agreement for the Executive to (A) subject to the approval of the Board, serve on corporate, civic or charitable boards or committees, (B) deliver lectures, fulfill speaking engagements or teach at educational

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institutions and (C) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement. It is expressly understood and agreed that to the extent that any such activities have been conducted by the Executive prior to the Effective Time and set forth on Schedule A hereto, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Effective Time shall not thereafter be deemed to interfere with the performance of the Executive's responsibilities to the Company.

               (b) Compensation (i) Base Salary. During the Employment Period, the Executive shall receive an annual base salary ("Annual Base Salary") at a rate of not less than $1,500,000 payable in accordance with the Company's normal payroll policies. The Executive's Annual Base Salary shall be reviewed for increase at least annually by the Board pursuant to its normal performance review policies for senior executives. Annual Base Salary shall not be reduced after any increase and the term Annual Base Salary as utilized in this Agreement shall refer to Annual Base Salary as so increased.

                    (ii) Annual Bonus. With respect to each fiscal year ending during the Employment Period, the Executive shall receive an annual bonus ("Annual Bonus") with a target of 150% of the Executive's Annual Base Salary (the "Reference Bonus"). The actual Annual Bonus, which could be higher or lower than the Reference Bonus, shall be based on the attainment of performance objectives as determined by the Compensation Committee of the Board (the "Committee").

                    (iii) Equity-Based Grants. On the Effective Date, the Executive will receive a grant of 75,000 restricted shares of the Company (the "Restricted Shares"). The Restricted Shares will vest on June 30, 2006, subject to the Executive's continued employment with the Company on the applicable vesting date and Section 5 of this Agreement. In addition, on the Effective Date, the Executive will receive a grant of options to purchase 200,000 shares of the Company's common stock (the "Stock Options") with a per share exercise price equal to the closing price of a share of the Company's common stock on the New York Stock Exchange or the NASDAQ (as to be agreed by the parties) on the date of grant. The Stock Options will vest with respect to 1/4 of the shares subject to the Stock Option on each of the first four (4) anniversaries of the Effective Date, subject to the Executive's continued employment with the Company on each applicable vesting date and Section 5 of this Agreement. In the event of any stock split, reverse stock split, stock dividend, merger, consolidation, recapitalization or similar event affecting the capital structure of the Company occurring prior to the Effective Time, the number of shares subject to the Restricted Shares and Stock Options shall be equitably and proportionately adjusted. Effective as of the Effective Time, the Executive and the Company shall enter into a Restricted Share agreement and a Stock Option agreement evidencing the grant of the Restricted Shares and the Stock Options in the forms attached hereto as Exhibit A and Exhibit B, respectively.

                    (iv) Other Employee Benefit Plans. During the Employment Period, the Executive and/or the Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under savings and retirement plans that are tax-qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the


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"Code"), in plans that are supplemental to any such tax-qualified plans, and welfare benefit plans, practices, policies and programs provided by the Company (including, without limitation, medical, prescription, dental, vision, disability, salary continuance, group life and supplemental group life, accidental death, travel accident insurance, sick leave and vacation plans, practices, policies and programs), but not any severance plan, practice, policy or program, on a basis that is no less favorable than those generally applicable or made available to other senior executives of the Company. The Executive shall be eligible for participation in fringe benefits and perquisite plans, practices, policies and programs (including, without limitation, expense reimbursement plans, practices, policies and programs) on a basis that is no less favorable than those generally applicable or made available to other senior executives of the Company.

               4. Termination of Employment. (a) Death or Disability. The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period. If the Company determines in good faith that the Disability of the Executive has occurred during the Employment Period (pursuant to the definition of Disability set forth below), it may provide the Executive with written notice in accordance with Section 10(b) of this Agreement of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), provided that, within the 30 days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" shall mean the absence of the Executive from the Executive's duties with the Company on a full-time basis for 180 consecutive days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative.

               (b) Cause. The Company may terminate the Executive's employment during the Employment Period either with or without Cause. For purposes of this Agreement, "Cause" shall mean:

                    (i) the Executive is convicted of, or pleads guilty or nolo contendere to a charge of commission of, a felony; or

                    (ii) the Executive has engaged in willful gross neglect or willful gross misconduct in carrying out his duties, which results in material economic harm to the Company or in reputational harm causing quantifiable material injury to the Company.

For purposes of this provision, no act or failure to act, on the part of the Executive, shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the Board or the Chairman of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company. The cessation of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than two-thirds of the entire membership of the Board at a meeting of


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the Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Executive is guilty of the conduct described in clause (ii) above, and specifying the particulars thereof in detail.

               (c) Good Reason. The Executive's employment may be terminated by the Executive with or without Good Reason. For purposes of this Agreement, "Good Reason" shall mean in the absence of a written consent of the Executive:

                    (i) the assignment to the Executive of any duties inconsistent with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 3(a) of this Agreement, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial or inadvertent action not taken in bad faith and which is remedied by the Company within 30 days after receipt of notice thereof given by the Executive;

                    (ii) any failure by the Company to comply with any of the provisions of Section 3(b) of this Agreement, other than an isolated, insubstantial or inadvertent failure not occurring in bad faith and which is remedied by the Company within 30 days after receipt of notice thereof given by the Executive;

                    (iii) any requirement by the Company that the Executive's services be rendered primarily at a location or locations other than Hoffman Estates, Illinois;

                    (iv) any failure by the Company, Sears or Kmart to comply with Section 9(c) of this Agreement;

                    (v) any failure to elect or reelect the Executive to the Board.

For purposes of this provision, "Good Reason" shall cease to exist for an event on the ninetieth day after the Executive first has knowledge of such event, unless the Executive has given the Company written notice thereof prior to such date. Anything in this Agreement to the contrary notwithstanding, a termination by the Executive for any reason pursuant to a Notice of Termination given during the 30-day period immediately following June 30, 2006 shall be deemed to be a termination for Good Reason for all purposes of this Agreement.

               (d) Notice of Termination. Any termination by the Company for Cause, or by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 10(b) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than 30 days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance


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which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

               (e) Date of Termination. "Date of Termination" means (i) if the Executive's employment is terminated by the Company for Cause, or by the Executive with or without Good Reason, the date of receipt of the Notice of Termination or any later date specified therein within 30 days of such notice, as the case may be, (ii) if the Executive's employment is terminated by the Company other than for Cause or Disability, the Date of Termination shall be the date on which the Company notifies the Executive of such termination and (iii) if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be.

               (f) Resignation. Upon termination of the Executive's employment for any reason, the Executive agrees to resign, as of the Date of Termination, to the extent applicable, from any positions that the Executive holds with the Company and its affiliated companies, the Board (and any committees thereof) and the Board of Directors (and any committees thereof) of any of the affiliated companies.

               5. Obligations of the Company upon Termination. (a) Good Reason; Other Than for Cause, Death or Disability. If, during the Employment Period, the Company shall terminate the Executive's employment other than for Cause, death or Disability or the Executive shall terminate employment for Good Reason:

                    (i) the Company shall pay to the Executive in a lump sum in cash within 30 days after the Date of Termination (except that the amount described in clause B below shall be paid when annual bonuses are paid to senior executives generally) the aggregate of the following amounts:

                    A. the sum of (1) the Executive's accrued Annual Base Salary and any accrued vacation pay through the Date of Termination, (2) the Executive's business expenses that have not been reimbursed by the Company as of the Date of Termination that were incurred by the Executive prior to the Date of Termination in accordance with the applicable Company policy, and (3) the Executive's Annual Bonus earned for the fiscal year immediately preceding the fiscal year in which the Date of Termination occurs if such bonus has been determined but not paid as of the Date of Termination (the sum of the amounts described in clauses (1) through (3), shall be hereinafter referred to as the "Accrued Obligations"); and

                    B. the product of (1) the Annual Bonus, determined as if the
               Executive had remained employed through the end of the applicable fiscal year of the Company, and (2) a fraction, the numerator of which is the number of days in the fiscal year in which the Date of Termination occurs through the Date of Termination, and the denominator of which is 365 (the "Pro Rata Bonus"); and


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                    C. the amount equal to the product of (1) two and (2) the
               sum of (x) the Executive's Annual Base Salary and (y) the Reference Bonus; and

                    (ii) the Executive shall receive two additional years of age and service credit under all welfare benefit plans, programs, agreements and arrangements of the Company; and

                    (iii) any equity-based awards granted to the Executive, including the Restricted Shares and the Stock Options shall vest and become free of restrictions immediately, any stock options granted to the Executive, including the Stock Options, shall be exercisable for a period of three years after his termination of employment, without regard to any provisions relating to earlier termination of the stock options based on termination of employment (the "Equity Benefits"); and

                    (iv) for the two-year period following the Date of Termination, the Company shall continue to provide medical and dental benefits to the Executive and his eligible dependents as if the Executive remained an active employee of the Company, and the Executive and his eligible dependents shall be eligible to participate in the Company's post-retirement welfare benefit programs in effect for senior executives of the Company (collectively "Welfare Benefits"). The applicable period of health benefit continuation under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") shall begin on the Date of Termination; and

                    (v) to the extent not theretofore paid or provided, the Company shall timely pay or provide to the Executive any other amounts or benefits required to be paid or provided or which the Executive is eligible to receive under any plan, program, policy or practice or contract or agreement of the Company and its affiliated companies through the Date of Termination (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits"). As used in this Agreement, the term "affiliated companies" shall include any company controlled by, controlling or under common control with the Company.

In the event of the Executive's termination during the Employment Period by the Company other than for Cause or Disability or by the Executive for Good Reason, each of the Executive and the Company agree to execute a mutual general release in favor of the other party, substantially in the form attached hereto as Exhibit C. The payments and provision of benefits to the Executive required by
Section 5(a) (other than the Accrued Obligations and Other Benefits) shall be conditioned upon the Executive's delivery (and non-revocation prior to the expiration of the revocation period contained in the release) of such release in favor of the Company, subject to the Company's delivery to the Executive of such release in favor of the Executive.

               (b) Death. If the Executive's employment is terminated by reason of the Executive's death during the Employment Period, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement, other than for (i) payment of Accrued Obligations, (ii) the timely payment or provision of Other Benefits, (iii) payment of the Pro Rata Bonus, (iv) the Welfare Benefits and (v) the Equity Benefits. Accrued Obligations shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination and the Pro Rata Bonus shall be paid to the


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Executive's estate or beneficiary, as applicable, on the date specified in
Section 5(a)(i). With respect to the provision of Other Benefits, the term Other Benefits as utilized in this Section 5(b) shall include death benefits for which the Company pays as in effect on the date of the Executive's death and the continued provision of the Welfare Benefits. The applicable period of health benefit continuation under COBRA shall begin on the Date of Termination.

               (c) Disability. If the Executive's employment is terminated by the Company by reason of the Executive's Disability during the Employment Period, this Agreement shall terminate without further obligations to the Executive, other than for (i) payment of Accrued Obligations, (ii) the timely payment or provision of Other Benefits, (iii) payment of the Pro Rata Bonus,
(iv) the Welfare Benefits and (v) the Equity Benefits. Accrued Obligations shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination and the Pro Rata Bonus shall be paid to the Executive's estate or beneficiary, as applicable, on the date specified in Section 5(a)(i). With respect to the provision of Other Benefits, the term Other Benefits as utilized in this Section 5(c) shall include, and the Executive shall be entitled after the Disability Effective Date to receive, disability and the continued provision of Welfare Benefits. The applicable period of health benefit continuation under COBRA shall begin on the Date of Termination.

               (d) Cause; Other than for Good Reason. If the Executive's employment shall be terminated by the Company for Cause or the Executive terminates his employment without Good Reason during the Employment Period, this Agreement shall terminate without further obligations to the Executive other than the obligation to pay to the Executive (i) the Accrued Obligations through the Date of Termination and (ii) Other Benefits, in each case to the extent theretofore unpaid. Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination.

               6. Full Settlement. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and, such amounts shall not be reduced whether or not the Executive obtains other employment. The Company agrees to pay as incurred, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest by the Company, any of its affiliates or their respective predecessors, successors or assigns, the Executive, his estate, beneficiaries or their respective successors and assigns of the validity or enforceability of, or liability under, any provision of this Agreement (including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement); provided, that the Executive prevails on at least one material claim.

               7. Certain Additional Payments by the Company. (a) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company or any of its affiliates to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this


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Section 7) (a "Payment") would be subject to the excise tax imposed by Section
4999 of the Internal Revenue Code of 1986, as amended (the "Code") or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

               (b) Subject to the provisions of Section 7(c), all determinations required to be made under this Section 7, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by Deloitte & Touche LLP or such other nationally recognized certified public accounting firm reasonably acceptable to the Executive as may be designated by the Company (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Company. All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 7, shall be paid by the Company to the Executive or directly to the Internal Revenue Service, in the sole discretion of the Company, within five days of the later of (i) the due date for the payment of any Excise Tax, and
(ii) the receipt of the Accounting Firm's determination. Any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to Section 7(c) and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

               (c) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

                    (i) give the Company any information reasonably requested by the Company relating to such claim,


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                    (ii) take such action in connection with contesting such
claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

                    (iii) cooperate with the Company in good faith in order effectively to contest such claim, and

                    (iv) permit the Company to participate in any proceedings relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 7(c), the Company shall control all proceedings taken in connection with such contest, and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either pay the tax claimed to the appropriate taxing authority on behalf of the Executive and direct the Executive to sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that, if the Company pays such claim and directs the Executive to sue for a refund, the Company shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such payment or with respect to any imputed income in connection with such payment; and provided, further, that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which the Gross-Up Payment would be payable hereunder, and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

               (d) If, after the receipt by the Executive of a payment by the Company of an amount on the Executive's behalf pursuant to Section 7(c), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of Section 7(c)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after payment by the Company of an amount on the Executive's behalf pursuant to
Section 7(c), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then the amount of such payment shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.


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               8. Confidential Information; Non-Solicit of Employees;
Non-Compete. (a) The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the Company or any of its affiliated companies and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). After termination of the Executive's employment with the Company, the Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it or as may be required by applicable law, court order, a regulatory body or arbitrator or other mediator.

               (b) In consideration of the grant of the Stock Options and the Company's obligations under Section 5 hereof:

               (i) During the one-year period following the Executive's termination of employment during the Employment Period for any reason (the "Restricted Period"), the Executive will not, directly or indirectly, on behalf of the Executive or any other person, become associated with, whether as a principal, partner, employee, consultant or shareholder (other than as a holder of 5% or less of the outstanding voting shares of any publicly traded company), a Competitor. For purposes of this Section 8(b) a "Competitor" shall mean any entity that is actively engaged in any retail business with more than $1 billion in annual revenue from such retail business; provided, however, that if the Executive terminates employment for any reason pursuant to a Notice of Termination given during the 30-day period immediately following June 30, 2006, a "Competitor" shall mean only Wal-Mart Stores, Inc., The Home Depot, Inc., Target Corporation, J. C. Penney Company, Inc., Lowe's Companies, Inc., Best Buy Co., Inc., Circuit City Stores, Inc., or Kohl's Corporation, or any successor thereto.

               (ii) During the Restricted Period, the Executive shall not, directly or indirectly, solicit or encourage any person to leave his or her employment with the Company or assist in any way with the hiring of any Sears employee by any other business.

               (c) The Executive acknowledges that the Company would be irreparably injured by a violation of this Section 8 and the Executive or the Company, as applicable, agrees that the Company or the Executive, as applicable, in addition to any other remedies available to it for such breach or threatened breach, shall be entitled, without posting a bond, to a preliminary injunction, temporary restraining order, or other equivalent relief, restraining the Executive or the Company (including its executive officers and directors), as applicable, from any actual or threatened breach of this Section 8.

               9. Successors. (a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives, heirs or legatees.

               (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

               (c) Kmart and Sears will assign and cause the Company to assume this Agreement as soon as practicable following the formation of the Company and in no event later than the Effective Time. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

               10. Miscellaneous. (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws. If, under any such law, any portion of this Agreement is at any time deemed to be in conflict with any applicable statute, rule, regulation or ordinance, such portion shall be deemed to be modified or altered to conform thereto. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

               (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other parties or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Executive:   At the most recent address
                       on file at the Company.

If to Sears:           Sears, Roebuck and Co.
                       3333 Beverly Road
                       Hoffman Estates, Illinois 60179
                       Attention: General Counsel

If to Kmart:           Kmart Holding Corporation
                       3100 West Big Beaver Road
                       Troy, Michigan 48084-3163
                       Attention: General Counsel

If to the Company:     Sears Holdings Corporation
                       3333 Beverly Road
                       Hoffman Estates, Illinois 60179
                       Attention: General Counsel

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

               (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

               (d) The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

               (e) The Executive's or the Company's failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to Section 4(c)(i)-(v) of this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement, except as set forth in Section 4(c).

               (f) Except as otherwise expressly provided herein, from and after the Effective Time, this Agreement shall supersede any other employment, severance or change of control agreement between the parties and between the Executive and Sears, with respect to the subject matter hereof (including without limitation, the Executive Non-Disclosure and Non-Solicitation of Employees Agreement and the Executive Severance/Non-Compete Agreement between the Executive and Sears, each dated as of November 26, 2001). Any provision of this Agreement that by its terms continues after the expiration of the Employment Period or the termination of the Executive's employment shall survive in accordance with its terms.

               IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from its Board of Directors, Sears and Kmart have caused these presents to be executed in its name on its behalf, all as of the day and year first above written and Kmart has caused these presents to be assumed in the name of the Company and on its behalf, as of the date set forth below.


                                       ALAN J. LACY



                                       /s/ Alan J. Lacy
                                       -----------------------------------------


                                       KMART HOLDING CORPORATION



                                       By /s/ William C. Crowley
                                          --------------------------------------
                                       Name:  William C. Crowley
                                       Title:  Senior Vice President, Finance



                                       SEARS, ROEBUCK AND CO.



                                       By /s/ Glenn R. Richter
                                          --------------------------------------
                                       Name:  Glenn R. Richter
                                       Title:  Senior Vice President and
                                               Chief Financial Officer



Assumed by Sears Holdings Corporation:


By
  -----------------------------
Name:
Title:
Date:

                                    EXHIBIT A

                           SEARS HOLDINGS CORPORATION
                           RESTRICTED SHARE AGREEMENT


               RESTRICTED SHARE AGREEMENT, entered into as of [ ], 200[ ], between Sears Holdings Corporation, a Delaware corporation (the "Company"), and Alan J. Lacy (the "Executive");

               WHEREAS, Sears, Roebuck and Co., a New York corporation, and Kmart Holding Corporation, a Delaware corporation, and the Executive have entered into an employment agreement dated as of the 16th day of November, 2004 (the "Employment Agreement"), which has been assumed by the Company, pursuant to which, among other things, the Company has determined that, as an inducement material to the Executive's agreement to enter into employment with the Company, in satisfaction of certain of the Company's obligations under Section 3(b)(iii) of the Employment Agreement, and subject to the restrictions stated below, the Executive should be granted shares of the Company's common stock, par value $.01 (the "Common Stock");

               WHEREAS, the Company desires to grant the Executive 75,000 shares of restricted Common Stock (the "Restricted Shares");

               NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto do hereby agree as follows:

1. Capitalized Terms. Capitalized terms not defined herein shall have the definitions ascribed to such terms in the Employment Agreement.

2. Grant. Pursuant to Section 3(b)(iii) of the Employment Agreement, the Executive is hereby granted, effective as of the Effective Date (the "Grant Date") and subject to the terms and conditions of this Agreement, 75,000 Restricted Shares.

3. Equity Plan. At such time, if any, as the Company shall have adopted (and, if required, there shall have been approved by the Company's shareholders) an equity incentive plan under which restricted shares of Common Stock may be granted (the "Plan"), the Restricted Shares and this Agreement shall be subject to the terms of such Plan, to the extent the terms of such Plan are not inconsistent with the terms of this Agreement and the applicable provisions of the Employment Agreement.

4. Issuance of Stock. The Restricted Shares shall be held in the custody of the Company or its designee for the Executive's benefit. The Restricted Shares shall be subject to the restrictions described herein. The Restricted Shares shall bear appropriate legends with respect to the restrictions described herein.

5.   Vesting.

     (a) The Restricted Shares shall vest in full and become free of restrictions on June 30, 2006, provided that the Executive is employed by or rendering services to the Company or a subsidiary or affiliate thereof as of each such date.

     (b) Notwithstanding the foregoing, any unvested Restricted Shares shall immediately vest in full, and become free of restriction upon the Executive's termination of employment (i) by the Company without Cause, (ii) by the Executive for Good Reason, or (iii) by reason of the Executive's death or Disability.

6.   Restrictions.

     (a) No portion of the Restricted Shares or rights granted hereunder may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of by the Executive until such portion of the Restricted Shares becomes vested in accordance with Section 3 of this Agreement, and any purported sale, transfer, assignment, pledge, encumbrance or disposition shall be void and unenforceable against the Company. The period of time between the Grant Date and the date all Restricted Shares become vested is referred to herein as the "Restriction Period."

     (b) If the Executive's employment with the Company terminates for any reason which does not result in vesting of the Restricted Shares as provided in Section 3 above, the balance of the Restricted Shares subject to the provisions of this Agreement which have not vested at the time of the Executive's termination of employment shall be forfeited by the Executive, and ownership transferred back to the Company.

7. Executive Shareholder Rights. During the Restriction Period, the Executive shall have all the rights of a shareholder with respect to the Restricted Shares except for the right to transfer the Restricted Shares, as set forth in Section 4 of this Agreement. Accordingly, the Executive shall have the right to vote the Restricted Shares and to receive any cash dividends paid to or made with respect to the Restricted Shares, provided, however, that dividends paid, if any, with respect to that Restricted Shares which has not vested at the time of the dividend payment shall be held in the custody of the Company and shall be subject to the same restrictions that apply to the corresponding Restricted Shares; provided, further, that if such a restriction on dividends would be subject to the tax imposed under the provisions of Section 409A of the Code, such dividends shall be paid to the Executive immediately and shall not be subject to the same restrictions that apply to the corresponding Restricted Shares.

8. Changes in Stock. In the event of (a) a stock dividend, stock split, reverse stock split, share combination, or recapitalization or similar event of or by the Company (each, a "Share Change"), or (b) a merger, consolidation, acquisition of property or shares, separation, spinoff, reorganization, stock rights offering, liquidation, disaffiliation, or similar event of or by the Company (each, a "Corporate Transaction"), in each case, affecting the Common Stock, the Committee or the Board may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to adjust the number and kind of Restricted Shares. In the case of Corporate Transactions, (x) unless otherwise determined by the Committee, if the Corporate Transaction results in shareholders of Common Stock receiving cash, securities, property, or any combination thereof in exchange for each share of Common Stock, such consideration being exchanged for each share of Common Stock shall be substituted for each Restricted Share subject to this Agreement, and (y) the Committee may in its discretion make such alternative or additional substitutions or adjustments as it deems appropriate and equitable, including, without limitation, (i) the cancellation of the Restricted Shares in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of the Restricted Shares, as determined by the Committee or the Board in its sole discretion (it being understood that in the case of a Corporate Transaction with respect to which shareholders of Common Stock receive consideration other than equity securities of the ultimate surviving entity, any such determination by the Committee that the value of the Restricted Shares shall for this purpose be deemed to equal the value of the consideration being paid for each share of Common Stock pursuant to such Corporate Transaction shall conclusively be deemed valid); and (ii) the substitution of other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the Restricted Shares. The determination of the Committee regarding any adjustment shall be final and conclusive.

9. Taxes. No later than the date as of which an amount first becomes includible in the gross income of the Executive for federal income tax purposes with respect to any Restricted Shares, the Executive shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, all federal, state, local and foreign taxes that are required by applicable laws and regulations to be withheld with respect to such amount. The Executive may direct the Company, to the extent permitted by law, to deduct any such taxes from any payment otherwise due to the Executive, including the delivery of the Restricted Shares that gives rise to the withholding requirement.

10. Notices. Any notices required or permitted hereunder shall be addressed to the Company at its corporate headquarters, attention: General Counsel, or to the Executive at the address then on record with the Company, as the case may be, and deposited, postage prepaid, in the United States mail. Either party may, by notice to the other given in the manner aforesaid, change his/her or its address for future notices.

11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its conflict of laws principles.

12. Successor. This Agreement shall bind and inure to the benefit of the Company, its successors and assigns, and the Executive and his or her personal representatives and assigns.

13. Amendment. This Agreement may be amended or modified at any time by an instrument in writing signed by the parties hereto.

14. Certificates. Certificates representing the Restricted Shares as originally or from time to time constituted shall bear the following legend:

     The Shares represented by this stock certificate have been granted as restricted stock under a Restricted Share Agreement between the registered holder of these Shares and the Company. The Shares represented by this stock certificate may not be sold, exchanged, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of until the restrictions set forth in the Restricted Stock Agreement between the registered holder of these Shares and the Company shall have lapsed.

As soon as administratively practicable after the lapsing of the restrictions with respect to any Restricted Shares, the Company shall deliver to the Executive or his or her personal representative, in book-entry or certificate form, the formerly Restricted Shares that do not bear any restrictive legend making reference to this Agreement. Such Shares shall be free of restrictions, except for any restrictions required under Federal securities laws.

15. Laws and Regulations. No shares of Common Stock shall be issued under this Agreement unless and until all legal requirements applicable to the issuance of such shares have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any issuance of shares of Common Stock to the Executive hereunder on the Executive's undertaking in writing to comply with such restrictions on the subsequent disposition of such shares as the Committee shall deem necessary or advisable as a result of any applicable law or regulation.

16. Registration. As of the Grant Date, the Company shall, at its expense, cause issuance of the Restricted Shares and the resale thereof to be registered under the Securities Act of 1933, as amended, and registered or qualified under applicable state law, to be freely resold. The Company shall thereafter maintain the effectiveness of such registration and qualification for so long as the Executive holds the Restricted Shares (or any portion thereof) or any of the shares of Common Stock that were previously Restricted Shares, or until such earlier date as such Restricted Shares and shares of Common Stock, as applicable, may otherwise be freely sold under applicable law.

17.  Miscellaneous.

     (a) The Company shall not be required (i) to transfer on its books any Restricted Shares which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement, or
          (ii) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred.

     (b) This Agreement shall not be construed so as to grant the Executive any right to remain in the employ of the Company.

     (c) This Agreement may be executed in counterparts, which together shall constitute one and the same original.

               IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its officer thereunder duly authorized and the Executive has hereunto set his hand, all as of the day and year first set forth above.


                                     SEARS HOLDINGS CORPORATION


                                     ---------------------------------
                                     Name:
                                     Title:


ACCEPTED:

The undersigned hereby acknowledges having read this Restricted Share Agreement and hereby agrees to be bound by all provisions set forth herein.


                                     ---------------------------------
                                     Executive

                                    EXHIBIT B

                           SEARS HOLDINGS CORPORATION
                       NONQUALIFIED STOCK OPTION AGREEMENT

               NONQUALIFIED STOCK OPTION AGREEMENT, entered into as of [ ], 200[ ], between Sears Holdings Corporation, a Delaware corporation (the "Company"), and Alan J. Lacy (the "Executive");

               WHEREAS, Sears, Roebuck and Co., a New York corporation, and Kmart Holding Corporation, a Delaware corporation, and the Executive have entered into an employment agreement dated as of the 16th day of November, 2004 (the "Employment Agreement"), which has been assumed by the Company, pursuant to which, among other things, the Company has determined that, as an inducement material to the Executive's agreement to enter into employment with the Company, in satisfaction of certain of the Company's obligations under Section 3(b)(iii) of the Employment Agreement, the Executive should be granted by the Company a nonqualified option to purchase shares of its common stock (the "Option");

               WHEREAS, the Company desires to grant such Option to the Executive;

               NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto do hereby agree as follows:

1. Capitalized Terms. Capitalized terms not defined herein shall have the definitions ascribed to such terms in the Employment Agreement.

2. Grant. Pursuant to Section 3(b)(iii) of the Employment Agreement, the Executive is hereby granted as of the Effective Date (the "Grant Date") and subject to the terms and conditions of this Agreement, a nonqualified stock option (the "Option") to purchase an aggregate of 250,000 shares of the Company's common stock, par value $0.01 ("Common Stock"). Shares of Common Stock subject to the Option shall be referred to herein as "Option Shares".

3. Equity Plan. At such time, if any, as the Company shall have adopted (and, if required, there shall have been approved by the Company's shareholders) an equity incentive plan under which stock options may be granted (the "Plan"), the Option and this Agreement shall be subject to the terms of such Plan, to the extent the terms of such Plan are not inconsistent with the terms of this Agreement and the applicable provisions of the Employment Agreement.

4. Option Term. Subject to earlier termination as provided herein, the Option shall expire on the tenth anniversary of the Grant Date (the "Expiration Date").

5. Purchase Price. The purchase price per share of Common Stock with respect to the Option shall be [the closing price of a share of the Company's common stock on the New York Stock Exchange or the NASDAQ (as to be agreed by the parties) on the Grant Date, provided that such a means of determining the exercise price will not result in the imposition of taxes under Section 409A of the Code].

6. Vesting/Exercisability. The Option shall vested and become exercisable with respect to 67,500 shares of Common Stock on each of the first four (4) anniversaries of the Grant Date, provided that the Executive is employed by or rendering services to the Company or a subsidiary or affiliate thereof as of each such date. The Option may be exercised either for the total number of shares of Common Stock vested, or for less than the total number in multiples of 100 shares of Common Stock.

7. No Rights as a Shareholder. The Executive or other permitted holder of the Option shall have none of the rights of a shareholder of Common Stock with respect to the shares of Common Stock covered by the Option until the Option Shares are issued or transferred to such holder upon exercise of the Option.

8. Method of Exercise. Upon the exercise of the Option, the purchase price may be paid (a) in cash or cash equivalents, or (b) by tendering to the Company shares of Common Stock already owned by the Executive, which, in the case of shares of Common Stock purchased by the Executive pursuant to the exercise of an option granted by the Company, have been held by the Executive for no less than six months following the date of such purchase, in any case having a total Fair Market Value (as defined in the Plan and, if no Plan, based on the closing price of a share of the Company's common stock on the New York Stock Exchange or the NASDAQ (as to be agreed by the parties) on the date of exercise) equal to the aggregate purchase price,
     (c) to the extent permitted by law, by a "cashless exercise" procedure approved by the Compensation Committee of the Board of Directors of the Company or any other committee of the board of directors of the Company performing similar functions (the "Committee"), or (d) by a combination of the foregoing methods. The Option shall be exercised by written notice of election in such form as shall be determined by the Committee and delivered in person or by regular mail to the Company at its principal executive office.

9. Withholding. The Company may require that the Executive pay to the Company at the time of exercise of any portion of the Option the amount necessary to satisfy the Company's liability to withhold federal, state or local income tax or any other employment taxes incurred by reason of the exercise of the Option. The Executive may satisfy the foregoing requirement by (a) tendering to the Company shares of Common Stock already owned by the Executive, which, in the case of shares of Common Stock purchased by the Executive pursuant to the exercise of an option granted by the Company, have been held by the Executive for no less than six months following the date of such purchase, or (b) by electing to have the Company withhold from delivery Option Shares, provided that, in either case, such shares have a Fair Market Value equal to the minimum amount of tax required to be withheld. Such shares of Common Stock shall be valued at their Fair Market Value (as defined above) on the date as of which the amount of tax to be withheld is determined.

10.  Effect of Termination of Employment.

     (a) If the employment of the Executive with the Company and its subsidiaries and affiliates is terminated by reason of his death or Disability, or by the Company without Cause or by the Executive for Good Reason, the Option shall become immediately vested and exercisable in full as of the date of such termination of employment and any portion of the Option that is or becomes vested and exercisable pursuant to this Section 10(a) as of the date of the Executive's termination of employment shall be exercisable by the Executive (or other Option holder, as applicable) for the period ending on the third anniversary of such termination of employment, but no later than the Expiration Date.

     (b) If the employment of the Executive with the Company and its subsidiaries and affiliates is terminated by the Company for Cause, the Option shall immediately be forfeited and cancelled in its entirety as of the date of such termination of employment.

     (c) If the employment of the Executive with the Company and its subsidiaries and affiliates is terminated other than as provided under Sections 10(a) and 10(b) above, any vested portion of the Option as of the date of termination of employment shall remain exercisable for 90 days, but no later than the Expiration Date, and the remainder of the Option shall immediately be forfeited and cancelled in its entirety as of the date of such termination of employment.

11. Adjustment. In the event of (a) a stock dividend, stock split, reverse stock split, share combination, or recapitalization or similar event of or by the Company (each, a "Share Change"), or (b) a merger, consolidation, acquisition of property or shares, separation, spinoff, reorganization, stock rights offering, liquidation, disaffiliation, or similar event of or by the Company (each, a "Corporate Transaction"), in each case, affecting the Common Stock, the Committee or the Board may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to
     (i) adjust the number and kind of shares subject to the Stock Option, (ii) adjust the exercise price per share of the Stock Option. In the case of Corporate Transactions, (x) unless otherwise determined by the Committee, if the Corporate Transaction results in shareholders of Common Stock receiving cash, securities, property, or any combination thereof in exchange for each share of Common Stock, such consideration being exchanged for each share of Common Stock shall be substituted for each share of Common Stock subject to this Agreement, and (y) the Committee may in its discretion make such alternative or additional substitutions or adjustments as it deems appropriate and equitable, including, without limitation, (A) the cancellation of the Stock Option in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of the Stock Option, as determined by the Committee or the Board in its sole discretion (it being understood that in the case of a Corporate Transaction with respect to which shareholders of Common Stock receive consideration other than equity securities of the ultimate surviving entity, any such determination by the Committee that the value of the Stock Option shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each share of Common Stock pursuant to such Corporate

     Transaction over the exercise price per share of the Stock Option shall conclusively be deemed valid) and (B) the substitution of other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the Stock Option. The determination of the Committee regarding any adjustment will be final and conclusive.

12.  Transferability of Option. The Option shall not be transferable other than
     (a) by will or the laws of descent and distribution or (b) to the Participant's family members, whether directly or indirectly or by means of a trust or partnership or otherwise or (c) as otherwise determined by the Committee. For purposes of this Agreement, "family member" shall have the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act of 1933, as amended, and any successor thereto. The Option shall be exercisable during the Executive's lifetime only by the Executive or by his guardian or legal representative or the permitted transferees pursuant to clause (a), (b) and (c) of this Section 12.

13. Laws and Regulations. No shares of Common Stock shall be issued under this Option unless and until all legal requirements applicable to the issuance of such shares of Common Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any issuance of shares to the Executive hereunder on the Executive's undertaking in writing to comply with such restrictions on the subsequent disposition of such shares as the Committee shall deem necessary or advisable as a result of any applicable law or regulation.

14. Registration. As of the Grant Date, the Company shall, at its expense, cause issuance of the Option, the exercise of the Option and the resale of the shares of Common Stock subject to the Option to be registered under the Securities Act of 1933, as amended, and registered or qualified under applicable state law, to be freely resold. The Company shall thereafter maintain the effectiveness of such registration and qualification for so long as the Executive holds the Option (or any portion thereof) or any of the Option Shares, or until such earlier date as such Option Shares may otherwise be freely sold under applicable law. The Company shall take all corporate action necessary to reserve for issuance a sufficient number of shares of common stock for delivery with respect to the Options.

15. Notices. Any notices required or permitted hereunder shall be addressed to the Company at its corporate headquarters, attention: General Counsel, or to the Executive at the address then on record with the Company, as the case may be, and deposited, postage prepaid, in the United States mail. Either party may, by notice to the other given in the manner aforesaid, change his/her or its address for future notices.

16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its conflict of laws principles.

17. Successor. This Agreement shall bind and inure to the benefit of the Company, its successors and assigns, and the Executive and his or her personal representatives and assigns.

18. Amendment. This Agreement may be amended or modified at any time by an instrument in writing signed by the parties hereto.

19.  Miscellaneous.

     (a) This Agreement shall not be construed so as to grant the Executive any right to remain in the employ of the Company.

     (b) This Agreement may be executed in counterparts, which together shall constitute one and the same original.

               IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its officer thereunder duly authorized and the Executive has hereunto set his hand, all as of the day and year first set forth above.


                                     SEARS HOLDINGS CORPORATION


                                     ---------------------------------
                                     Name:
                                     Title:


ACCEPTED:

The undersigned hereby acknowledges having read this Nonqualified Stock Option Agreement and hereby agrees to be bound by all provisions set forth herein.



                                     ---------------------------------
                                     Executive

                                    EXHIBIT C

     For and in consideration of the payments and other benefits described in the employment agreement dated as of November 16, 2004 (the "Agreement") by and among Sears, Roebuck and Co., a New York corporation ("Sears"), and Kmart Holding Corporation, a Delaware corporation ("Kmart"), and Alan J. Lacy ("Executive"), which has been assumed by Sears Holdings Corporation (the "Company") and for other good and valuable consideration, Executive hereby releases the Company, its divisions, affiliates, subsidiaries, parents, branches, predecessors, successors, assigns, officers, directors, trustees, employees, agents, shareholders, administrators, representatives, attorneys, insurers and fiduciaries, past, present and future (the "Released Parties") from any and all claims of any kind arising out of, or related to, his employment with the Company, its affiliates and subsidiaries (collectively, with the Company, the "Affiliated Entities"), his separation from employment with the Affiliated Entities or derivative of Executive's employment, which Executive now has or may have against the Released Parties, whether known or unknown to Executive, by reason of facts which have occurred on or prior to the date that Executive has signed this Release. Such released claims include, without limitation, any and all claims under federal, state or local laws pertaining to employment, including, without limitation, the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. Section 2000e et. seq., the Fair Labor Standards Act, as amended, 29 U.S.C. Section 201 et. seq., the Americans with Disabilities Act, as amended, 42 U.S.C. Section 12101 et. seq. the Reconstruction Era Civil Rights Act, as amended, 42 U.S.C.
Section 1981 et. seq., the Rehabilitation Act of 1973, as amended, 29 U.S.C.
Section 701 et. seq., the Family and Medical Leave Act of 1992, 29 U.S.C.
Section 2601 et. seq., and any and all state or local laws regarding employment discrimination and/or federal, state or local laws of any type or description regarding employment, including but not limited to any claims arising from or derivative of Executive's employment with the Affiliated Entities, as well as any and all claims under state contract or tort law.

     Executive has read this Release carefully, acknowledges that Executive has been given at least 21 days to consider all of its terms and has been advised to consult with any attorney and any other advisors of Executive's choice prior to executing this Release, and Executive fully understands that by signing below Executive is voluntarily giving up any right which Executive may have to sue or bring any other claims against the Released Parties, including any rights and claims under the Age Discrimination in Employment Act. Executive also understands that Executive has a period of seven days after signing this Release within which to revoke his agreement, and that neither the Company nor any other person is obligated to make any payments or provide any other benefits to Executive pursuant to the Agreement until eight days have passed since Executive's signing of this Release without Executive's signature having been revoked, other than the Accrued Obligations and the Other Benefits (in each case, as defined in the Agreement). Finally, Executive has not been forced or pressured in any manner whatsoever to sign this Release, and Executive agrees to all of its terms voluntarily.

     For and in consideration of the obligations upon Executive as set forth in the Agreement, and for other good and valuable consideration, the Company hereby (on its own behalf and that of the other Affiliated Entities, the divisions and predecessors and successors of the Affiliated Entities and the directors and officers of the Company in their capacity as such (collectively, the "Releasing Entities")) releases Executive and his heirs, executors, successors and assigns (the "Executive Released Parties") of and from all debts, obligations, promises, covenants, collective bargaining obligations, agreements, contracts, endorsements, bonds, controversies, suits, claims or causes of every kind and nature whatsoever, arising out of, or related to, his employment with the Affiliated Entities, his separation from employment with the Affiliated Entities or derivative of Executive's employment, which the Releasing Entities now have or may have against the Executive Released Parties, whether known or unknown, by reason of facts which have occurred on or prior to the date that the Company has signed this Release; provided, however, that nothing contained in this Release shall release the Executive Released Parties from any claim or form of liability arising out of acts or omissions by Executive which constitute a violation of the criminal or securities laws of any applicable jurisdiction.

     Notwithstanding anything else herein to the contrary, this Release shall not affect: the obligations of the Company or Executive set forth in the Agreement or other obligations that, in each case, by their terms, are to be performed after the date hereof by the Company or Executive (including, without limitation, obligations to Executive under any stock option, stock award or agreements or obligations under any pension plan or other benefit or deferred compensation plan, all of which shall remain in effect in accordance with their terms); obligations to indemnify Executive respecting acts or omissions in connection with Executive's service as a director, officer or employee of the Affiliated Entities; or any right Executive may have to obtain contribution in the event of the entry of judgment against Executive as a result of any act or failure to act for which both Executive and any of the Affiliated Entities are jointly responsible.

     This Release, and the attached covenants, are final and binding and may not be changed or modified except in a writing signed by both parties.




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               Date                                    ALAN J. LACY




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               Date                             SEARS HOLDINGS CORPORATION